Exhibit 99.02

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2004 RESULTS

Alliance Capital Management Holding L.P. Announces Fourth Quarter Diluted Net Income of
$0.82 per Unit and Declares an $0.82 per Unit Cash Distribution

New York, NY, January 27, 2005 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC), and Alliance Capital Management L.P. (“Alliance Capital”), today reported financial and operating results for the quarter and year ended December 31, 2004.

Alliance Holding (The Publicly Traded Partnership):

•                  Diluted net income per Unit for the quarter ended December 31, 2004 was $0.82, as compared to $0.13 for the fourth quarter of 2003 which reflected a charge to income of $0.54 resulting from the settlement with the SEC/NYAG of mutual fund matters and legal proceedings.

•                  Distribution per Unit for the fourth quarter of 2004 is $0.82.  The distribution is payable on February 17, 2005 to holders of Alliance Holding Units at the close of business on February 7, 2005.

Alliance Capital (The Operating Partnership):

•                  Assets Under Management (AUM) at December 31, 2004 were $539 billion, a 12.9% increase over a year ago, due to equity market appreciation and net asset inflows.

•                  Average AUM were $509 billion for the quarter ended December 31, 2004, an increase of 11.3% over the same quarter a year ago.

•                  Long-term net asset inflows for the three months ended December 31, 2004 were $9.0 billion with positive net asset flows across all channels – Institutional Investment Management, Retail and Private Client.  Net fixed income asset inflows include nearly $7 billion from AXA affiliates.

•                  Long-term net asset inflows for the twelve months ended December 31, 2004 were $8.3 billion.  Institutional Investment Management and Private Client experienced net asset inflows of $7.7 billion and $4.7 billion, respectively, which were partially offset by Retail net asset outflows of $4.0 billion. Cash Management outflows were approximately $2.0 billion.

“On the most important parameter, investment returns for our clients, 2004 was a good year, aided by particularly strong market results in the fourth quarter. Equity returns for the year were excellent, especially in services focused on smaller capitalization and non-U.S. securities.  Fixed income returns, while lower, were close to long-term expectations for this asset class.  Many services achieved returns better than benchmarks for the year, with an especially strong showing in Mid-Cap and Multi-Cap Growth, and Emerging Markets Growth as well as International Value, Global Value, Emerging Markets Value and Emerging Style Blend services,” said Lewis Sanders, Chairman and Chief Executive Officer.

“Fourth quarter earnings increased substantially, primarily reflecting a sharp increase in performance-based fees as well as the benefits to revenue from rising capital markets. However, general and administrative expenses remained quite high in the fourth quarter as expected, in part a function of a $7 million write down of capitalized software and $5 million of rent acceleration and related charges for vacated office facilities. We anticipate that G&A expenses will decline from recent run rates in 2005,” Mr. Sanders added.

“Organic growth improved in the fourth quarter.  Net flows of long-term funds turned modestly positive in the retail channel owing to accelerated growth of managed account services and an upturn in net flows into equity funds by non-U.S. clients. Market share in U.S. retail mutual funds, however, remained depressed.

“Net inflows in the institutional channel were much higher than previous quarters, primarily attributable to new fixed income mandates from MONY, recently acquired by AXA.  Apart from MONY, new business inflows in the institutional channel continued to benefit from a high level of client interest in global and style blend equity services, partially offset by continued attrition in U.S. large cap growth services.

“Although quite strong for the full year, private client net inflows slowed somewhat in the fourth quarter, a function mostly of an increased rate of attrition.  We anticipate a return to stronger net inflows in 2005,” Mr. Sanders said.

“On the litigation front, although subject to appeal, we won partial summary judgment in the case involving The Florida State Board of Administration, which should have the effect of substantially narrowing the scope and financial significance of the claims against us.  We continue to believe that we have meritorious defenses for the remaining claims in this case,” Mr. Sanders noted.

“We approach 2005 resolute in our mission: to use and share our knowledge to help our clients achieve investment success and peace of mind. Toward this end, our energies will be focused on expanding the scope and character of our knowledge along with the development of new methods to use knowledge more effectively. This is the essence of research excellence. Defining the state of the art on this score is our over-arching goal,” Mr. Sanders concluded.

SUMMARY FINANCIAL RESULTS OF ALLIANCE CAPITAL MANAGEMENT L.P.

($ millions)

	Three Months Ended			%
	12/31/04	12/31/03		Change

Revenues	$826	$769		7.4%

Expenses:
Operating Expenses	581	567		2.4
Charge for Mutual Fund Matters & Legal Proceedings	—	140	(1)	-100.0
	581	707		-17.9

Income Before Taxes	245	62		n/m

Income Taxes	12	8		41.7

Net Income	$233	$54	(1)	n/m

Pre-tax Margin (2)	29.7%	8.1%

(1)                                  The charge, net of taxes and other offsets, reduced net income by $138 million.

(2)                                  Pre-tax income as a percentage of revenues.

Note:  Percentages are calculated using revenues and expenses rounded to the nearest thousand.

•                  Revenues increased 7.4% to $826 million primarily as a result of higher investment advisory fees reflecting higher average AUM and higher performance fees, partially offset by fee reductions in U.S. retail long-term open-end mutual funds.

•                  Operating Expenses increased 2.4% to $581 million, excluding charges for mutual fund matters and legal proceedings, mainly as a result of higher compensation and general and administrative expenses.

CONFERENCE CALL INFORMATION RELATING TO FOURTH QUARTER 2004 RESULTS

Alliance Capital’s management will review fourth quarter 2004 financial and operating results on Thursday, January 27, 2005 during a conference call at 10:00 a.m. (New York Time).  The call will be hosted by Gerald M. Lieberman, President and Chief Operating Officer. Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 888-428-4470 in the U.S. or 612-332-0530 outside the U.S., ten minutes before the 10:00 a.m. (New York Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are available on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 1:30 p.m. (New York Time) January 27, 2005.  In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 764306.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC and Sanford C. Bernstein Limited subsidiaries, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At December 31, 2004, Alliance Holding owned approximately 31.7% of the issued and outstanding Alliance Capital Units. AXA Financial was the beneficial owner of approximately 60.9% of the issued and outstanding Alliance Capital Units at December 31, 2004 (including those held indirectly through its ownership of approximately 1.8% of the issued and outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 61.3% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements made by Alliance Capital and Alliance Holding in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The more significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  The forward-looking statements we make in this news release include statements regarding the outcome of litigation and expected levels of general and administrative expenses. Litigation is inherently unpredictable, and excessive judgments do occur.  Any settlement or judgment on the merits of a legal proceeding could be significant, and could have a material adverse effect on Alliance Capital’s and Alliance Holding’s results of operations or financial condition.  General and administrative expenses, including occupancy costs, legal fees (net of partially offsetting insurance recoveries), compliance with the Sarbanes-Oxley Act of 2002, and various other expenses, fluctuate from period to period due to changes in business needs and other factors.

Alliance Capital and Alliance Holding caution readers to carefully consider these forward-looking statements.  Further, these forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, please refer to the Risk Factors section in Part I of Form 10-K for the year ended December 31, 2003.  Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. It is important to remember that other factors besides those listed in the Risk Factors section of Form 10-K could also adversely affect our business, operating results or financial condition.

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

SUMMARY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/04	12/31/03	12/31/04	12/31/03
Revenues:
Investment Advisory & Services Fees	$592,488	$546,849	$2,113,351	$1,882,399
Distribution Revenues	110,372	114,725	447,283	436,037
Institutional Research Services	78,982	68,964	303,609	267,868
Shareholder Servicing Fees	19,497	20,795	87,478	94,276
Other Revenues, Net	24,550	17,732	75,211	52,241
	825,889	769,065	3,026,932	2,732,821

Expenses:
Employee Compensation & Benefits	287,327	269,631	1,085,163	914,529
Promotion & Servicing:
Distribution Plan Payments	93,851	94,906	374,184	370,575
Amortization of Deferred Sales Commissions	38,881	50,771	177,356	208,565
Other	41,039	45,650	173,826	164,972
General & Administrative	109,245	94,564	421,389	339,706
Interest	5,094	6,349	24,232	25,286
Amortization of Intangible Assets	5,175	5,175	20,700	20,700
Charge for Mutual Fund Matters & Legal Proceedings	—	140,000		330,000
	580,612	707,046	2,276,850	2,374,333

Income Before Income Taxes	245,277	62,019	750,082	358,488

Income Taxes	12,072	8,518	39,932	28,680

NET INCOME	$233,205	$53,501	$710,150	$329,808

Pre-tax Margin(1)	29.7%	8.1%	24.8%	13.1%

(1)          Pre-tax income as a percentage of total revenues.

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

(THE PUBLICLY TRADED PARTNERSHIP)

SUMMARY STATEMENTS OF INCOME

(unaudited, in thousands except per Unit amounts)

	Three Months Ended		Twelve Months Ended
	12/31/04	12/31/03	12/31/04	12/31/03

Equity in Earnings of Operating Partnership	$73,078	$16,321	$221,540	$100,424

Income Taxes	6,834	6,227	24,798	21,819

NET INCOME	$66,244	$10,094	$196,742	$78,605

Additional Equity in Earnings of Operating Partnership (1)	930	234	2,675	1,830

NET INCOME – Diluted (2)	$67,174	$10,328	$199,417	$80,435

DILUTED NET INCOME PER UNIT	$0.82	$0.13	$2.45	$1.01

DISTRIBUTIONS PER UNIT	$0.82	$0.00	$2.01	$1.45

(1)   To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

(2)   For calculation of Diluted Net Income per Unit.

ALLIANCE CAPITAL AND ALLIANCE HOLDING

UNITS AND WEIGHTED AVERAGE UNITS OUTSTANDING

DECEMBER 31, 2004

(in thousands)

		Weighted Average
		Three Months		Twelve Months
	Period End	Basic	Diluted	Basic	Diluted
Alliance Capital	253,880	253,657	255,356	253,121	254,765

Alliance Holding	80,487	80,264	81,962	79,727	81,371

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

THREE MONTHS ENDED DECEMBER 31, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Beginning of Period	$277,539	$152,855	$59,065	$489,459

Long-Term Flows
Sales/New accounts	16,241	6,248	1,823	24,312
Redemptions/Terminations	(4,841)	(5,950)	(1,087)	(11,878)
Cash flow	(2,910)	(61)	(216)	(3,187)
Unreinvested dividends	—	(201)	(68)	(269)
Net Long-Term Inflows	8,490	36	452	8,978
Cash management, net	—	(211)	16	(195)
Market appreciation	25,229	10,872	4,421	40,522
End of Period	$311,258	$163,552	$63,954	$538,764

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

TWELVE MONTHS ENDED DECEMBER 31, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Beginning of Period	$267,796	$155,878	$53,593	$477,267

Long-Term Flows
Sales/New accounts	35,524	23,435	8,432	67,391
Redemptions/Terminations	(22,908)	(25,798)	(2,967)	(51,673)
Cash flow	(4,899)	(866)	(595)	(6,360)
Unreinvested dividends	(1)	(816)	(217)	(1,034)
Net Long-Term Inflows/(Outflows)	7,716	(4,045)	4,653	8,324
Cash management, net	(2)	(1,982)	(3)	(1,987)
Market appreciation	35,748	13,701	5,711	55,160
End of Period	$311,258	$163,552	$63,954	$538,764

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

($ millions)

	Three Month Periods		Twelve Month Periods
	12/31/04	12/31/03	12/31/04	12/31/03

Average Assets Under Management	$509,461	$457,790	$489,545	$423,257

Ending Assets Under Management	$538,764	$477,267	$538,764	$477,267

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

BY INVESTMENT ORIENTATION

AT DECEMBER 31, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Equity:
Growth
U.S.	$39,600	$33,436	$7,022	$80,058
Global & International	24,394	14,814	4,001	43,209
	63,994	48,250	11,023	123,267
Value
U.S.	51,006	32,113	22,411	105,530
Global & International	68,595	8,600	9,874	87,069
	119,601	40,713	32,285	192,599
Total Equity	183,595	88,963	43,308	315,866

Fixed Income:
U.S.	77,314	45,418	20,465	143,197
Global & International	26,166	23,926	75	50,167
	103,480	69,344	20,540	193,364

Passive:
U.S.	19,297	4,203	106	23,606
Global & International	4,886	1,042	—	5,928
	24,183	5,245	106	29,534
Total:
U.S.	187,217	115,170	50,004	352,391
Global & International	124,041	48,382	13,950	186,373
	$311,258	$163,552	$63,954	$538,764

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

BY LOCATION (1)

AT DECEMBER 31, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
U.S. Clients	$208,225	$131,733	$61,871	$401,829
Non-U.S. Clients	103,033	31,819	2,083	136,935
	$311,258	$163,552	$63,954	$538,764

(1) Categorized by country domicile of client.